UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        October 7, 2010

GENTA INCORPORATED
(Exact name of registrant specified in its charter)
Delaware	0-19635	33-0326866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive, Berkeley Heights, NJ		07922
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code: (908) 286-9800

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Genta Incorporated (the “Company”) awarded the following grants of restricted stock units pursuant to the Company’s 2009 Stock Incentive Plan, as amended and restated:

Raymond P. Warrell, Jr. M. D., Chairman and Chief Executive Officer of the Company, was granted 580,439 restricted stock units. These restricted stock units will vest as follows:

•
20%, or 116,087 shares, shall vest on December 6, 2010, 20%, or 116,087 shares, shall vest on December 6, 2011 and 20%, or 116,088 shares, shall vest on December 6, 2012; provided; however, if there is a change in control of the Company, the 348,262 shares subject to the vesting schedule set forth above will immediately vest and shall be issued on the date prior to the date of such change in control. If the foregoing shares have vested, they shall be issued at the earliest to occur of (i) December 6, 2012, (ii) separation from service (as such term is determined under Internal Revenue Code Section 409A), (iii) death or (iv) disability; and

•
40%, or 232,177 shares, shall vest upon the achievement of performance criteria determined by the Committee but require completion prior to December 6, 2012, and if vested, such shares shall be issued at the earliest to occur of (i) December 6, 2012, (ii) separation from service (as such term is determined under Internal Revenue Code Section 409A), (iii) change in control, (iv) death or (v) disability.

Loretta M. Itri, M.D., President, Pharmaceutical Development and Chief Medical Officer of the Company, was granted 198,897 restricted stock units. These restricted stock units will vest as follows:

•
20%, or 39,779 shares, shall vest on December 6, 2010, 20%, or 39,779 shares, shall vest on December 6, 2011, 20%, or 39,780 shares, shall vest on December 6, 2012; provided; however, if there is a change in control of the Company, the 119,338 shares subject to the vesting schedule set forth above, will immediately vest and shall be issued on the date prior to the date of such change in control. If the foregoing shares have vested, they shall be issued at the earliest to occur of (i) December 6, 2012, (ii) separation from service (as such term is determined under Internal Revenue Code Section 409A), (iii) death or (iv) disability; and

•
40%, or 79,559 shares, shall vest upon the achievement of performance criteria determined by the Committee but require completion prior to December 6, 2012, and if vested, such shares shall be issued at the earliest to occur of (i) December 6, 2012, (ii) separation from service (as such term is determined under Internal Revenue Code Section 409A), (iii) change in control, (iv) death or (v) disability.

Gary Siegel, Vice President, Finance of the Company, was granted 96,740 restricted stock units. These restricted stock units will vest as follows:

•
20%, or 19,348 shares, shall vest on December 6, 2010, 20%, or 19,348 shares, shall vest on December 6, 2011, 20%, or 19,348 shares, shall vest on December 6, 2012; provided, however, if there is a change in control of the Company, the 58,044 shares subject to the vesting schedule set forth above, will immediately vest and shall be issued on the date prior to the date of such change in control. If the foregoing shares have vested, they shall be issued at the earliest to occur of (i) December 6, 2012, (ii) separation from service (as such term is determined under Internal Revenue Code Section 409A), (iii) death or (iv) disability; and

•
40%, or 38,696 shares, shall vest upon the achievement of performance criteria determined by the Committee but require completion prior to December 6, 2012, and if vested, such shares shall be issued at the earliest to occur of (i) December 6, 2012, (ii) separation from service (as such term is determined under Internal Revenue Code Section 409A), (iii) change in control, (iv) death or (v) disability.

For all shares that vest under the above restricted stock units, each officer set forth above shall automatically be issued, on the issuance date of such shares  a number of fully vested shares determined by multiplying a fraction, the numerator of which is the number of shares to be issued on such issuance date and the denominator of which is the number of shares of the Company’s common stock outstanding on October 6, 2010, by the number of shares of Company common stock outstanding on the issuance date, rounded up to the nearest whole share.

For avoidance of doubt, and except as expressly stated above, vested shares that have been awarded pursuant to these grants shall not be issued prior to December 6, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date: October 8, 2010	By:	/s/ GARY SIEGEL
	Name:	Gary Siegel
	Title:	Vice President, Finance